FORM 8-K



               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.   20549



       Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report:  February 7, 1997




                    CYCOMM INTERNATIONAL INC.
        ________________________________________________
       (Exact name of Registrant as specified in charter)


       Wyoming             1-11686(12b)        54-1779046
     (State of other     (Commission         (IRS Employer
      jurisdiction of     File Number)       Identification No.)
      incorporation)



       1420 Springhill Road, Suite 420, McLean, VA  22102
      ____________________________________________________
            (Address of principal executive offices)



Registrant's telephone number, including area code (703) 903-9548

Item 5.   Other Items

     On February 7, 1997, the Company completed the Asset Purchase Agreement between the Company and The Titan Corporation (the "Seller") whereby the Company acquired substantially all of the assets of Delta Data, an unincorporated division of the Seller, for a purchase price of $200,000. The Seller is based in San Diego, California and is engaged in the design, manufacturing and installation of high technology information and electronic systems. Delta Data is based in Columbia, Maryland and is engaged in the manufacture and sale of secure and ruggedized computer products and services.

      This acquisition of assets does not meet the significance criteria as defined by Regulation S-X. Accordingly, the Company is not required, and will not file, financial statements and pro forma information related to this acquisition.

                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              CYCOMM INTERNATIONAL INC.



Date: February 24, 1997       By:/s/ Michael R. Skoff

                                 Michael R. Skoff
                                 Chief Financial Officer



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